Exhibit 99.1

Silexion Therapeutics Announces Initiation of GMP Clinical Supply Manufacturing of SIL204 with
Leading Global CDMO, and New Approval of Phase 2/3 Trial From Tel Aviv Sourasky Medical Center

Silexion advances toward Phase 2/3 trial in KRAS-driven pancreatic cancer, as SIL204 begins GMP clinical manufacturing in collaboration with global leading manufacturing partner Catalent at its European center of excellence

Tel Aviv Sourasky Medical Center’s Helsinki Ethics Committee approves planned Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer, marking an important clinical site activation milestone at a leading
Israeli oncology center; Underscores continued regulatory momentum in preparation for trial initiation

Grand Cayman, Cayman Islands, May 13, 2026 -- Silexion Therapeutics Corp. (NASDAQ: SLXN) ("Silexion" or the "Company"), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced the initiation of Good Manufacturing Practice (GMP) clinical batch manufacturing of SIL204, the Company's next-generation siRNA therapy targeting mutated KRAS, in support of the planned upcoming Phase 2/3 clinical trial in locally advanced pancreatic cancer (LAPC). Additionally, the Company was pleased to announce that it has received approval from the Helsinki Ethics Committee of Tel Aviv Sourasky Medical Center for the planned Phase 2/3 trial of SIL204 at its site, a leading Israeli oncology center.

The clinical batches currently in production will serve as the Investigational Medicinal Product (IMP) supply used to treat the first patients to be enrolled in the safety run-in segment of the Phase 2/3 trial. The drug substance (active pharmaceutical ingredient) for SIL204 was successfully manufactured in 2025 by a specialist global oligonucleotide contract development and manufacturing organization, enabling seamless progression into drug product manufacturing. The drug product, the finished clinical formulation administered to patients, is now being manufactured by Catalent, Inc., a leading global CDMO championing the missions that help people live better and healthier lives, at its state-of-the-art facility in Limoges, France, Catalent's European center of excellence for clinical biologics formulation development and drug product manufacturing. The Limoges facility specializes in complex injectable formulations, and all activities are conducted in full compliance with applicable GMP standards.

This manufacturing milestone represents a key step in Silexion's CMC (Chemistry, Manufacturing, and Controls) readiness ahead of the planned Phase 2/3 trial and materially advances the Company's preparedness for first patient dosing. With the Israeli Ministry of Health's recent approval of the Phase 2/3 trial and the Company's Clinical Trial Application (CTA) submitted to Germany, Silexion is continuing to advance the operational steps to bring SIL204 into human trials. The Sourasky Medical Center Helsinki Ethics Committee approval, issued by one of Israel’s leading academic medical centers, reflects on the solid scientific basis attributed to the Company’s SIL 204 product candidate, and builds upon the foregoing Israeli Ministry of Health authorization and ongoing CTA review in Germany, reflecting multi-front regulatory progress towards the Company’s planned Phase 2/3 clinical trial.

"Initiating GMP clinical supply manufacturing for SIL204 is a defining operational milestone that brings us materially closer to first patient dosing," said Ilan Hadar, Chairman and Chief Executive Officer of Silexion Therapeutics. "With our drug product formulation now in production with Catalent under full GMP controls at its European center of excellence, we are translating years of preclinical science into regulator-ready clinical supply. This milestone reflects the strength of our CMC execution, much as our recent regulatory approval and submission in Israel and Germany, respectively, exhibit our strong progress on the regulatory front."

Silexion's manufacturing relationship with Catalent at its Limoges, France, site, originally announced in April 2025, was established to optimize both the systemic and intratumoral delivery formulations of SIL204 in support of the Company's dual-route administration strategy. The collaboration leverages Catalent's extensive experience in complex injectable formulations and sustained-release technologies to enhance SIL204's stability, bioavailability, and delivery precision.

The GMP clinical batches are being manufactured in accordance with validated production processes, controlled raw material sourcing, comprehensive in-process controls, and full quality testing and documentation, in preparation for final batch release and clinical use. Stability programs consistent with applicable regulatory guidelines have been initiated to support the clinical use of the material.

SIL204 is a next-generation siRNA therapy designed to silence mutated KRAS oncogenes, the most common oncogenic driver in human cancers, before cancer-driving proteins are expressed. The upcoming Phase 2/3 trial in LAPC will evaluate SIL204 in combination with standard-of-care chemotherapy, using the Company's innovative dual-route administration strategy that combines intratumoral delivery to target primary tumors with systemic administration to address metastatic disease. The trial is structured as a safety run-in followed by a randomized cohort.

About Silexion Therapeutics
Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers that have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product, which showed a positive trend in comparison to the control of chemotherapy alone, and is currently advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), towards clinical trials in Israel and the European Union. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology and further developing its lead product candidate for locally advanced pancreatic cancer. For more information, please visit: https://silexion.com

Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding the Company's CMC readiness, potential clinical site activation, the supply of clinical trial material for the planned Phase 2/3 clinical trial of SIL204 in locally advanced pancreatic cancer, and the planned initiation and conduct of the Phase 2/3 clinical trial of SIL204, are forward-looking statements. These forward-looking statements are generally identified by terminology such as "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential", or "continue", or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion's ability to successfully complete preclinical studies and initiate and conduct clinical trials, including the Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer; (ii) Silexion's strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities, including the outcome of the CTA review in Germany and other jurisdictions, as well as site-level approvals, conditions and clearances (including outstanding regulatory forms and any initial participant caps) required prior to study commencement at each clinical site; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vi) Silexion's ability to maintain its Nasdaq listing; and (vii) other risks and uncertainties set forth in the documents filed by the Company with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Investor Relations Contact
Arx Investor Relation
North American Equities Desk
silexion@arxhq.com